SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2013, NVR, Inc. (the “Company”) held its Annual Meeting of Shareholders. There were 4,996,384 shares of NVR, Inc. common stock eligible to vote at the 2013 Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Dwight C. Schar	4,359,723	17,845	6,949	267,080
C.E. Andrews	4,345,181	17,616	21,720	267,080
Robert C. Butler	4,331,678	34,855	17,984	267,080
Timothy M. Donahue	4,348,073	18,506	17,938	267,080
Thomas D. Eckert	4,296,550	64,600	23,367	267,080
Alfred E. Festa	4,346,642	17,101	20,774	267,080
Ed Grier	4,351,862	13,709	18,946	267,080
Manuel H. Johnson	4,345,371	22,431	16,715	267,080
Mel Martinez	3,997,520	366,020	20,977	267,080
William A. Moran	4,037,126	338,931	8,460	267,080
David A. Preiser	4,299,852	71,684	12,981	267,080
W. Grady Rosier	4,302,154	61,396	20,967	267,080
Paul W. Whetsell	4,320,239	44,529	19,749	267,080

2. Appointment of KPMG LLP as Independent Auditors for 2013:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,631,066	15,029	5,502	—

3. Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,111,665	117,028	155,824	267,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 8, 2013	By:	/s/ Daniel D. Malzahn
		Name:	Daniel D. Malzahn
		Title:	Vice President and Chief Financial Officer